Exhibit (a)(1)(B)

ELECTION FORM (FOR USE BY HAND DELIVERY, E-MAIL, FAX,

OVERNIGHT DELIVERY OR REGULAR MAIL)

GEOMET, INC.

ELECTION FORM

RE: TENDER OF ELIGIBLE OPTIONS PURSUANT TO THE OFFER TO

EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS FOR SHARES OF

RESTRICTED STOCK

THE OFFER EXPIRES AT 5:00 P.M. CENTRAL TIME ON JANUARY 5, 2011,

UNLESS THE OFFER IS EXTENDED

Please read this Election Form carefully. To properly elect to exchange your eligible options, GeoMet, Inc. (“GeoMet”) must receive your Election Form before 5:00 p.m., Central Time, on the expiration date, which is currently January 5, 2011 (the “Expiration Date”) (or if the offer is extended, this Election Form must be received before the extended expiration date of the offer).

You are not required to return this Election Form if you do not wish to participate in the offer. If GeoMet does not receive an Election Form from you before 5:00 p.m., Central Time, on the Expiration Date, we will interpret this as your election not to participate in the offer, and you will retain all of your outstanding options with their current terms and conditions. We will not contact you to confirm your election not to participate.

If you intend to submit the Election Form to tender your eligible options under the exchange offer, you must complete, sign and date a copy of this Election Form and return it to GeoMet so that GeoMet receives it before 5:00 p.m., Central Time, on the Expiration Date. You may send your response via hand delivery, e-mail, fax, overnight delivery or regular mail to:

GeoMet, Inc.

Attn: Stephen M. Smith

909 Fannin Street, Suite 1850

Houston, TX 77010

E-mail Address: ssmith@geometcbm.com

Fax No.: 1-713-659-3856

Your election to tender your eligible options will be effective only upon receipt by GeoMet. You are responsible for making sure that the Election Form is received by GeoMet before the deadline. You must allow for delivery time based on the method of delivery that you choose to ensure that GeoMet receives your Election Form before 5:00 p.m., Central Time, on the Expiration Date. Your eligible options will not be considered tendered until GeoMet receives your properly completed and signed Election Form.

GeoMet will confirm receipt of a paper election via e-mail after receipt. If you do not receive confirmation of receipt of your Election Form from GeoMet soon after the date your Election Form should be received by GeoMet, or if you submit your Election Form less than five business days before the Expiration Date, please contact Stephen M. Smith, Secretary of GeoMet, at 1-713-287-2251 before the deadline in order to confirm whether your election has been received.

If you think the information regarding your eligible options set forth on the Election Form is incorrect, or if you have any questions about the offer, please telephone Stephen M. Smith at 1-713-287-2251.

By signing below, I understand and agree that:

I have received and reviewed the Offer to Exchange dated December 7, 2010, this Election Form and I have read carefully and agree to be bound by all of the terms and conditions of the exchange offer as described in the Offer to Exchange, including the sections regarding the tax (including social insurance) and tax withholding consequences of participating in the exchange offer. I acknowledge that I am voluntarily participating in the exchange offer.

I understand that, upon acceptance by GeoMet, Inc. (“GeoMet”), this Election Form will constitute a binding agreement between GeoMet and me with respect to my eligible options that are accepted for cancellation and exchange, unless I deliver to GeoMet a validly completed Notice of Withdrawal/Change of Election Form with respect to my eligible options and the Notice of Withdrawal/Change of Election Form is received by GeoMet before 5:00 p.m., Central Time, on the expiration date of the exchange offer.

I understand that if I validly tender eligible options for exchange, and such eligible options are accepted for cancellation and exchange, I will be granted shares of restricted stock and I will lose all of my rights to purchase any shares under the tendered eligible options.

GeoMet has advised me to consult with my own legal, accounting and tax advisors as to the consequences of participating or not participating in this exchange offer before making any decision whether to participate.

I understand that participation in the exchange offer will not be construed as a right to my continued employment or service with GeoMet or any of its subsidiaries for any period, and that my employment or service can be terminated at any time by me or GeoMet (or one of GeoMet’s subsidiaries, as applicable), with or without cause or notice, in accordance with the terms of my employment with GeoMet (or one of GeoMet’s subsidiaries, as applicable), and without additional severance payments. I understand that participation in the exchange offer will not alter or affect any provision of my employment relationship with GeoMet (or one of GeoMet’s subsidiaries, as applicable), other than to the extent that shares of restricted stock replace eligible options, and any changes to vesting outlined in the Offer to Exchange which shall prevail in the event of a conflict with any employment agreement. I understand that the new restricted stock to be granted in the exchange offer do not create any contractual or other right to receive any other future equity or cash compensation, payments or benefits.

I understand that my right to participate in the exchange offer will terminate effective as of the date that I am no longer actively employed and no longer eligible to participate in the exchange offer. I understand that GeoMet will determine when I am no longer actively employed for purposes of the exchange offer.

I understand that this exchange offer is a discretionary program, and that GeoMet may extend, amend, withdraw or terminate the exchange offer and postpone its acceptance and cancellation of my eligible options that I have tendered for exchange. In any such event, I understand that any eligible options tendered for exchange but not accepted will remain in effect with their current terms and conditions.

I understand that my elections pursuant to this Election Form will survive my death or incapacity and will be binding upon my heirs, personal representatives, successors and assigns.

GEOMET DOES NOT VIEW THE CERTIFICATION MADE BY OPTION HOLDERS THAT THEY HAVE READ THE OFFERING MATERIALS AS A WAIVER OF LIABILITY AND PROMISES NOT TO ASSERT THAT THE PROVISION CONSTITUTES A WAIVER OF LIABILITY.

If you wish to participate in the Offer, please check the “Yes” box in the “Exchange All Eligible Options” column. Please note that if the “No” box is checked under the “Exchange All Eligible Options” column, the eligible options will not be exchanged and your eligible options will remain outstanding subject to their original terms.

Original Grant Date	Number of Eligible Options	Vested Yes/No	Exercise Price Per Share	Exchange Ratio Per Eligible Option	Number of New Restricted Shares to be Granted in Exchange	Exchange All Eligible Options

Totals						☐ Yes ☐ No

In accordance with the terms outlined in the Offer to Exchange if you elect to exchange your eligible options, you will be granted new shares of restricted stock (“Shares”) as determined in accordance with the Offer to Exchange using the exchange ratios set forth therein (rounded to the nearest whole number with respect to each Share and option on a grant-by-grant basis), as described in Section 1 of the Offer to Exchange. Your new Shares will be subject to a new vesting schedule as described in Section 3 of the Offer to Exchange.

YOU WILL LOSE YOUR RIGHTS TO ALL EXCHANGED OPTIONS THAT ARE CANCELLED UNDER THE OFFER AND EXCHANGED FOR NEW RESTRICTED SHARES.

BY PARTICIPATING, YOU AGREE TO ALL TERMS AND CONDITIONS OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS.

Your signature and submission of this Election Form indicates that you have read and agreed to the Agreement to the Terms of Election.

(Signature of Optionee or Authorized Signatory)

(Optionee’s Name, please print in full)

Date:                                              , 201

Address:

E-mail address:

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